Exhibit 99.1

Garrett Motion Common Stock Debuts on Nasdaq

Global Select Market Under Ticker Symbol GTX

ROLLE, Switzerland, May 3, 2021 – Garrett Motion Inc. (Nasdaq: GTX) announced today its common stock has commenced trading on the Nasdaq Global Select Market, which has the highest listing standards at the exchange, under the ticker symbol “GTX.”

On April 30, 2021, Garrett emerged from its Chapter 11 restructuring with new financing and a strong balance sheet to strengthen its long-term competitive position and provide the resources and flexibility to solidify the company’s technology leadership. As part of this process, Garrett was able to remain a publicly traded company with the support of its new sponsors.

“The listing of our common shares on Nasdaq represents a new era at Garrett following the successful completion of our financial restructuring,” said Olivier Rabiller, Garrett President and CEO. “Nasdaq’s reputation as a destination for innovative global technology companies provides an ideal fit for Garrett. We have built in-house a diverse portfolio of cutting-edge turbo, electrification, and connected vehicle technologies and with our new capital structure, we have enhanced our ability to pursue both organic and inorganic growth opportunities. Our successful listing on the Nasdaq Global Select Market is yet another important milestone in the evolution of Garrett.”

Photo: Nasdaq

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding our Chapter 11 process. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of Garrett to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2020, and our quarterly report on Form 10-Q for the three months ended March 31, 2021, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Contacts:
Media	Investors
Michael Cimini	Paul Blalock
Garrett Motion Inc.	Garrett Motion Inc
+1 973 216 3986	+1 862 812 5013
michael.cimini@garrettmotion.com	paul.blalock@garrettmotion.com